Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

PREMIER ENERGY CORP. PROVIDES GUIDANCE ON CURRENT BUSINESS FOCUS

New CEO to lead efforts in energy area

New York, New York -- October 23, 2008. Premier Energy Corp. (OTCBB: PNRC and Frankfurt Stock Exchange) today provided guidance on its current business focus following the hiring last week of Dr. Anton Prodanovic as its Chief Executive Officer. Premier’s previous activities have been discontinued, and we have determined to focus our efforts in a new area concentrating on activities in the area of oil and gas exploration and production.

One of the first steps in this new direction includes the previously announced October 16, 2008 hiring of Dr. Anton Prodanovic as our Chief Executive Officer. Dr. Prodanovic previously held positions in senior management at Mobil Corporation and Exxon Production Research Co., a division of Exxon Corporation. He has significant professional experience in the evaluation, planning, permitting, contracting, construction and management of various energy projects.

Our efforts will now be focused on the conduct of oil and gas exploration and production activities. We are seeking to create value through a balance of drilling activities, exploration and acquisitions of assets and companies. We will seek to locate and develop natural oil and gas reserves and extract these reserves while maintaining economical production and administrative costs.

Forward-looking statements

Certain statements in this press release contain or may contain forward-looking statements. These statements, identified by words such as “plan”, “anticipate”, “believe”, “estimate”, “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward - looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to secure suitable financing to fund our operations and to conclude a merger, acquisition or combination with a business prospect, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward- looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward- looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended May 31, 2008 and our reports on Form 10-Q.

For media inquires contact:

Dr. Anton Prodanovic

Telephone (214) 208-3283